Exhibit 16.1

RSM US LLP

30 S 17th St
Suite 710
Philadelphia, PA 19103

May 24, 2022	O +1 215 765 4600
F +1 215 765 5800

Securities and Exchange Commission	www.rsmus.com
Washington, D.C. 20549

Commissioners:

We have read ACNB Corporation’s statements included under Item 4.01(a) of its Form 8-K filed on May 24, 2022 and we agree with such statements concerning our firm.

/s/ RSM US LLP